UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015 (December 9, 2015)

TERRAFORM POWER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-36542 (Commission File Number)	46-4780940 (I.R.S. Employer Identification Number)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland, 20814
(Address of principal executive offices) (Zip Code)

(240) 762-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement

Third Amendment to Credit and Guaranty Agreement

On December 9, 2015, TerraForm Power Operating, LLC, a subsidiary of TerraForm Power, Inc., entered into a third amendment to its credit and guaranty agreement with Barclays Bank PLC, as Administrative Agent and Lender, and certain other lenders party thereto (the “Amended Revolver”).

The Amended Revolver amends the Leverage Ratio from 5:00 to 1:00 (subject to certain increases if certain acquisitions are consummated), to as follows:
•	5:00:1:00 for the fiscal quarters ending June 30, 2015 and September 30, 2015;
•	6:00:1:00 for any fiscal quarter occurring after September 30, 2015, but ending on or before December 31, 2016;
•	5.75:1:00 for any fiscal quarter occurring after December 31, 2016, but ending on or before December 31, 2017; and
•	5:00:1:00 for any fiscal quarter ending after December 31, 2017 (subject to certain increases if certain acquisitions are consummated).

The foregoing description of the Amended Revolver does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, which will be filed in accordance with SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015

TERRAFORM POWER, INC.

	By:	/s/ Sebastian Deschler
		Name:	Sebastian Deschler
		Title:	Senior Vice President, General Counsel & Secretary